Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS
October 23, 2008
Media:
Russ Stolle +1 801 584 5700

Investor Relations:
Kurt Ogden +1 801 584 5959

HUNTSMAN PRE-ANNOUNCES ESTIMATE OF THIRD QUARTER HURRICANE IMPACT

The Woodlands, Texas – Huntsman Corporation (NYSE:HUN) today announced that during the third quarter 2008 it incurred an estimated $49 million of costs and lost profit margin as a result of hurricanes Gustav and Ike.  Absent the hurricane impact, the company expects its Adjusted EBITDA for the third quarter 2008 to be greater than the second quarter 2008 and similar to the third quarter 2007.

Peter Huntsman, President and CEO, stated, “Despite the financial impact caused by the hurricanes in the third quarter, I am pleased that our associates are safe and that the damage was less than we might have otherwise expected given the storm’s severity.  Although the affected plants are insured for both physical damage and business interruption, our current estimated impact is within the insurance deductibles for each location, so an insurance claim is not anticipated.  The impacted plants are now back up and running and we will continue to work with our customers as we return to normal operating levels.”

Huntsman plants affected by the hurricanes were:

•Geismar, LA: MDI, Nitrobenzene, Aniline and Polyols;

•Chocolate Bayou, TX: which produces Alkylates (LAB and related products);

•Port Neches, TX: Ethylene, EO, EG, PO, PG, MTBE, Ethanolamines, Morpholine/DGA and Surfactants, PEGs;

•Freeport, TX: Ethyleneamines;

•Dayton, TX: Surfactants, PEGs and Blends;

•Conroe, TX: Specialty Amines, Carbonates, Urethane Catalysts, and Surfactants.

Huntsman Corporation will hold a conference call to discuss its third quarter 2008 financial results on Thursday, November 6, 2008 at 11:00 a.m. ET.  Third quarter 2008 results will be released to the public prior to the market opening that day via PR Newswire.

Call-in number for U.S. participants:	(888) 713 – 4214
Call-in number for international participants:	(617) 213 – 4866
Participant access code:	51604516

In order to facilitate the registration process, you may use the following link to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. You may pre-register at any time, including up to and after the call start time. To pre-register, please go to: https://www.theconferencingservice.com/prereg/key.process?key=P73EPHEFM

The conference call will be available via webcast and can be accessed from the investor relations portion of the company’s website at http://www.huntsman.com.

The conference call will be available for replay beginning November 6, 2008 and ending November 13, 2008.

Call-in numbers for the replay:

Within the U.S.:

(888) 286 – 8010

International:	(617) 801 – 6888
Access code for replay:	83791974

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About Huntsman Corporation:

Huntsman is a global manufacturer and marketer of differentiated chemicals. Its operating companies manufacture products for a variety of global industries, including chemicals, plastics, automotive, aviation, textiles, footwear, paints and coatings, construction, technology, agriculture, health care, detergent, personal care, furniture, appliances and packaging. Originally known for pioneering innovations in packaging and, later, for rapid and integrated growth in petrochemicals, Huntsman today has 13,000 employees and operates from multiple locations worldwide. The company had 2007 revenues of approximately US$10 billion.

Forward Looking Statements:

Statements in this release that are not historical are forward-looking statements. These statements are based on management’s current beliefs and expectations. The forward-looking statements in this release are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the company’s operations, markets, products, services, prices and other factors as discussed in the Huntsman companies’ filings with the US Securities and Exchange Commission. Significant risks and uncertainties may relate to, but are not limited to, financial, economic, competitive, environmental, political, legal, regulatory and technological factors.  In addition, the completion of any transactions described in this release is subject to a number of uncertainties and closing will be subject to approvals and other customary conditions. Accordingly, there can be no assurance that such transactions will be completed or that the company’s expectations will be realized. The company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by applicable laws.